UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2017

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-06089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 3, 2017, the H&R Block, Inc. (the “Company”) Board of Directors (the “Board”) increased the number of directors that constitute the Board from ten to eleven and elected Matthew E. Winter to the Board to fill the vacancy resulting from the increase in the size of the Board, effective immediately. The Board has appointed Mr. Winter to both the Audit Committee and the Compensation Committee of the Board.

There is no arrangement or understanding between Mr. Winter and any other persons pursuant to which Mr. Winter was selected as a director. There are no transactions involving Mr. Winter requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Winter will receive the standard 2017-2018 compensation provided to the Company’s current non-employee directors, prorated for the portion of the 2017-2018 term he serves. The Company’s non-employee director compensation program is described under the heading “Director Compensation” in the Company’s most recent proxy statement, as filed with the Securities and Exchange Commission on August 2, 2017, which description is incorporated herein by reference.

The Company and Mr. Winter will also enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2012 and is incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Winter to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number    Description

99.1 Press Release Issued November 6, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: November 6, 2017	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

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